                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               SYNPLICITY, INC.
               (Name of Registrant as Specified in its Charter)


                               SYNPLICITY, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                               SYNPLICITY, INC.

                               ----------------

                   Notice of Annual Meeting of Shareholders
                            to be held May 7, 2001

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of SYNPLICITY, INC. (the "Company"), a California corporation, will be held on May 7, 2001 at 10:00 a.m. Pacific Daylight Time, at 935 Stewart Drive, Sunnyvale, CA 94085, for the following purposes:

    1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

    2. To ratify the appointment of Ernest & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

    3. To ratify the terms of the 2000 Stock Option Plan, including but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

    4. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 12, 2001 are entitled to notice of and to vote at the meeting.

  All Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          /s/ Bernard Aronson
                                          Bernard Aronson
                                          President and Chief Executive
                                           Officer

Sunnyvale, California
April 13, 2001


                            YOUR VOTE IS IMPORTANT

 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               SYNPLICITY, INC.

                               ----------------

                           PROXY STATEMENT FOR 2001
                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the board of directors of SYNPLICITY, INC. (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Monday, May 7, 2001 at 10:00 a.m. Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office space located at 935 Stewart Drive, Sunnyvale, California, 94085. The Company's executive offices are located at 935 Stewart Drive, Sunnyvale, California, 94085 and its telephone number is (408) 215-6000.

  These proxy solicitation materials and the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including financial statements, were first mailed on or about April 13, 2001 to shareholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

  Shareholders of record at the close of business on March 12, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, no par value. At the Record Date, 24,285,862 shares of the Company's Common Stock were issued and outstanding and held of record by 161 shareholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

  Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. No shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of such shareholder's intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

  This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector also will determine whether or not a quorum is present. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy at the meeting.

  The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the Shareholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted
(i) for the election of the nominees for the board of directors set forth herein; (ii) for the ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; (iii) for the ratification of the terms of the 2000 Stock Option Plan, including, but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter.

Deadline For Receipt of Shareholder Proposals

  Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than January 7, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

  The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. As of April 13, 2001, the Company had not received any requests to present matters at the May 7, 2001 Annual Meeting that are not set forth in this Proxy Statement.

  If a shareholder intends to submit a proposal at the Company's 2002 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than January 7, 2002. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2002 Annual Meeting.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 12, 2001 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company;
(iii) each of the Named Executive Officers (as defined below under "Executive Compensation and Other Matters--Executive Compensation--Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the Shareholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                                  Approximate
                                                  Common Stock    Percentage
               Beneficial Owner                Beneficially Owned  Owned (1)
               ----------------                ------------------ -----------
Andreas Bechtolsheim (2)......................      1,713,332         7.1%
 170 W. Tasman
 San Jose, California 95134
Norwest Venture Capital entities (3)..........      1,239,766         5.1
 245 Lytton Avenue, Suite 250
 Palo Alto, California 94306
Bernard Aronson (4)...........................      1,066,957         4.4
Robert J. Erickson (5)........................        181,110          *
Prahbu Goel (6)...............................      1,123,888         4.6
Andrew Haines (7).............................        268,733         1.1
Kevin G. Hall (8).............................      1,434,417         5.8
Kenneth S. McElvain (9).......................     10,956,248        45.1
Alisa Yaffa (9) ..............................     10,956,248        45.1
Gary Meyers (10) .............................        129,386          *
Douglas S. Miller (11)........................        108,832          *
Scott J. Stallard.............................            --           *
All directors and current executive officers
 as a group (10 persons) (12).................     13,999,805        57.6

--------
  *   Less than 1%

 (1) Applicable percentage ownership is based on 24,285,862 shares of Common Stock outstanding as of March 12, 2001, together with applicable options or warrants for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 12, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Reflects ownership as reported on Schedule 13G dated February 8, 2001 and filed with the Securities and Exchange Commission by Mr. Bechtolsheim.

 (3) Reflects ownership as reported on Schedule 13G dated January 30, 2001 and filed with the Securities and Exchange Commission by Norwest Venture Partners VII, LP and its general partner, Itasca VC Partners VII, LLP. Consists of 1,239,766 shares of Common Stock held by Norwest Venture Partners VII, LP and 1,239,766 shares of Common Stock held by Itasca VC Partners VII, LLP, its general partner.

 (4) The beneficial ownership for Mr. Aronson includes 1,019,552 shares held by Mr. Aronson's family trust and 47,405 shares held in trust for Mr. Aronson's step-son.

 (5) Includes 7,778 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 12, 2001.

 (6) The beneficial ownership of Dr. Goel includes 257,224 shares held in Dr. Goel's family trust and 866,664 shares held by Dr. Goel as custodian for his children.

 (7) Includes 136,512 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 12, 2001.

 (8) The beneficial ownership reported for Mr. Hall includes 1,239,766 shares held by Norwest Venture Partners entities over which Mr. Hall disclaims beneficial ownership except to the extent of his pecuniary interest, 111,813 shares held by Mr. Hall's family trust, 52,838 shares held by a family limited partnership of which Mr. Hall is the general partner and 30,000 shares by a limited partnership of which Mr. Hall is the general partner. The entities listed above as Norwest Venture Partners entities include Itasca VC Partners VII, LLP, its general partner, and Norwest Venture Capital Management. Mr. Hall, one of our directors, is a limited partner of Itasca VC Partners VII, LLP. Mr. Hall disclaims beneficial ownership of the shares held by each entity, except to the extent of his pecuniary interest therein.

 (9) Reflects ownership as reported on Schedule 13G dated February 12, 2001 and filed with the Securities and Exchange Commission by Mr. McElvain and Ms. Yaffa. Mr. McElvain and Ms. Yaffa are married and hold 10,552,182 shares of common stock as community property. In addition, the beneficial ownership of Mr. McElvain and Ms. Yaffa includes 404,066 shares held by a family limited liability company of which Mr. McElvain and Ms. Yaffa are the managing members.

(10) Includes 20,053 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 12, 2001.

(11) Includes 25,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 12, 2001.

(12) Includes 189,843 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after March 12, 2001.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The nominees for election at the Annual Meeting of the board of directors are Bernard Aronson, Prahbu Goel, Kevin Hall, Kenneth S. McElvain, Scott J. Stallard and Alisa Yaffa. If elected, they will each serve as directors until the annual meeting of Shareholders in 2002, and until their respective successors are elected and qualified or until their earlier resignation or removal.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, who are presently directors of the Company. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

  If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

  The following table sets forth the name and age of each director of the Company as of April 13, 2001, the principal occupation of each during at least the past five years and the period during which each has served as a director of the Company.

                                                                              Director
          Name           Principal Occupation During the Past Five Years  Age  Since
          ----           -----------------------------------------------  --- --------
Bernard Aronson......... Bernard Aronson has served as our Chief           70   1997
                         Executive Officer and President since July 1997.
                         From February to July, 1997, Mr. Aronson served
                         as senior vice president and co-general manager
                         of the EPIC Technology Group at Synopsys, a
                         semiconductor design software company. From July
                         1991 to February 1997, Mr. Aronson served as
                         president of EPIC Design Technology, Inc., a
                         semiconductor design software company, and also
                         served as a director of EPIC from March 1992 to
                         February 1997, until its merger with Synopsys.
                         From 1976 to 1987, Mr. Aronson served as
                         president of Pico Design, Inc., a semiconductor
                         chip design company that he founded and which
                         became a wholly owned subsidiary of Motorola in
                         1979. Mr. Aronson holds a Bachelor of Science
                         degree in Electrical Engineering from the City
                         University of New York.

Kenneth S. McElvain..... Kenneth S. McElvain, one of our co-founders, has  41   1994
                         served as our Chief Technology Officer and Vice
                         President since inception. Mr. McElvain also
                         served as our President from our inception to
                         January 1996, and our Chief Executive Officer
                         from January 1996 to July 1997. From March 1990
                         to January 1994, Mr. McElvain was a manager of

                                                                       Director
      Name        Principal Occupation During the Past Five Years  Age  Since
      ----        -----------------------------------------------  --- --------
                  the logic and timing optimization group and
                  chief architect of the AutoLogic logic synthesis
                  product at Mentor Graphics Corporation, a
                  semiconductor design software company. From
                  April 1984 to March 1990, Mr. McElvain was a
                  senior member of technical staff and the
                  originator of the AutoLogic logic synthesis
                  product at Silicon Compilers, Inc., an
                  intellectual property and semiconductor design
                  software company that had been acquired by
                  Mentor Graphics Corporation. Mr. McElvain holds
                  a Bachelor of Arts degree in Mathematics and a
                  Bachelor of Science degree in Computer Science
                  from Washington State University.

Alisa Yaffa...... Alisa Yaffa, one of our co-founders, has served   37   1994
                  as our Vice President of Intellectual Property
                  and Secretary since October 1998 and our
                  inception, respectively. Ms. Yaffa also served
                  as our Chief Executive Officer from our
                  inception to January 1996 and our President from
                  January 1996 to July 1997. From inception to
                  October 1998, Ms. Yaffa served as Chief
                  Financial Officer of our company. Prior to
                  joining our company, Ms. Yaffa served in various
                  technical and marketing roles at Cadence Design
                  Systems, Inc., a semiconductor design software
                  company, Mentor Graphics Corporation, EDA
                  Systems, Inc., a design framework software
                  company, and VLSI Technology, Inc., a
                  semiconductor manufacturer that has subsequently
                  been acquired by Philips Semiconductor.
                  Ms. Yaffa holds a Bachelor of Arts degree in
                  Applied Mathematics and Computer Science from
                  University of California at Berkeley.

Prabhu Goel...... Prabhu Goel has served as Chairman of iPolicy     52   1996
                  Networks, Inc., since July 1992 formerly known
                  as Duet Technologies, Inc., a networking
                  company, and has served as its Chief Executive
                  Officer since October 1998. From July 1993 to
                  June 1996, Dr. Goel served as founder and
                  chairman of Frontline Design Automation, a
                  semiconductor design software company, which
                  merged with Avant! in 1996. From January 1990 to
                  December 1991, Dr. Goel also served as the
                  President of the Advanced CAE Division of
                  Cadence Design Systems. From July 1982 to
                  December 1989, Dr. Goel served as founder and
                  chief executive officer of Gateway Design
                  Automation, a semiconductor design software
                  company. Dr. Goel holds Masters of Science and
                  Doctorate degrees in Electrical Engineering from
                  Carnegie Mellon University.

Kevin G. Hall.... Kevin Hall has served as a general partner of     42   1999
                  Norwest Venture Partners since August 1993.
                  Prior to that time, he served as a principal at
                  Brentwood Associates, another venture capital
                  firm. Mr. Hall also sits on the board of

                                                                              Director
          Name           Principal Occupation During the Past Five Years  Age  Since
          ----           -----------------------------------------------  --- --------
                         directors of Docent Enterprise, an Internet-
                         based software platform for knowledge exchange
                         and ServiceWare, a provider of web-based
                         solutions for enterprise service and support.
                         Mr. Hall holds a Bachelor of Science degree in
                         Electrical Engineering from Purdue University
                         and a Masters of Business Administration degree
                         from Stanford University.

Scott J. Stallard....... Scott J. Stallard has served in various           47   2000
                         capacities at Hewlett-Packard Company since
                         1975, and currently serves as Vice President and
                         General Manager of Hewlett-Packard's Business
                         Systems and Technology Organization, a capacity
                         in which he has served since December 1999. From
                         October 1994 until December 1999, Mr. Stallard
                         served as the General Manager of Hewlett-
                         Packard's Network Server Division and became
                         Vice President and General Manager of Hewlett-
                         Packard's Networked Systems Business Unit in May
                         1998, a capacity in which he served until
                         December 1999. Mr. Stallard holds a Bachelor of
                         Science degree in Electrical Engineering and
                         Computer Science from the University of
                         California at Berkeley and a Masters of Science
                         degree in Electrical and Computer Science from
                         Stanford University.

Board of Directors Meetings and Committees

  The board of directors of the Company held a total of 9 meetings during 2000. No current or former director attended fewer than 75% of the meetings held during the period he sat on the board of directors. The board of directors has an Audit Committee and a Compensation Committee. The board of directors has no nominating committee or any committee performing similar functions.

  The Audit Committee currently consists of Messrs. Goel, Hall and Stallard. The Audit Committee is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls. During 2000 the Audit Committee did not meet separately from the board of directors. Instead, the board of directors as a whole performed the functions of the Audit Committee. The board of directors of the Company has adopted a written charter for the Audit Committee, attached hereto as Exhibit
A. The report of the Audit Committee for fiscal year 2000 is attached hereto as Exhibit B.

  The Compensation Committee, which currently consists of Messrs. Goel, Hall and Stallard, assumes oversight responsibility for the executive compensation policies and strategies of the Company and for reviewing and making recommendations to the board of directors regarding all forms of compensation to be provided to the executive officers of the Company, including stock compensation and loans, and all stock compensation to be provided to all employees. The Compensation Committee met one time during 2000. No member of the Compensation Committee attended fewer than 75% of the meetings of the Compensation Committee held during the period he sat on such committee.

Compensation of Directors

  The Company's 2000 Director Option Plan (the "Director Plan") provides options to Outside Directors (as defined in the Director Plan) of the Company pursuant to an automatic nondiscretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial grant (the "Initial Grant") to a nonemployee director of an option to purchase 40,000 shares of Common Stock. Subsequent to the initial grants, each nonemployee director is granted an option to purchase 10,000 shares of Common Stock at the meeting of the board of directors following the annual meeting of shareholders, if on the date of the annual meeting, the director has served on the board of directors for six months.

  The term of the options granted under the Director Plan is ten years, but the options expire three months following the termination of the optionee's status as a director or twelve months if the termination is due to death or disability. The initial 40,000 share grants become exercisable at a rate of one-fourth of the shares on the first anniversary of the grant date and at a rate of 1/48th of the shares per month thereafter. The subsequent 10,000 share grants become exercisable at the rate of 1/48th of the shares per month.

  In October 2000, Mr. Stallard received an Initial Grant of 40,000 shares of Common Stock of the Company at the exercise price of $8.00 per share. In January 2000, Messrs. Hall and Goel each received an Initial Grant of
53,333 shares of Common Stock of the Company at the exercise price of $5.10 per share under the 1995 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

  None of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or Compensation Committee.


 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The board of directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001. Although action by shareholders is not required by law, the board of directors has determined that it is desirable to request the shareholders approval of this selection. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board of directors feels that such a change would be in the best interest of the Company and its shareholders. In the event of a negative vote on ratification, the board of directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since 1994. Representatives of Ernst & Young LLP are expected to be present at the meeting with opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                PROPOSAL THREE

                  RATIFICATION OF THE 2000 STOCK OPTION PLAN

  At the Annual Meeting, the shareholders are being asked to ratify the terms of the 2000 Stock Option Plan (the "Plan"), including, but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code").

  The shareholders previously approved of the provisions in the Plan, including those that limit the number of options to purchase Common Stock that can be granted to any employee in a fiscal year to 1,500,000, except that in connection with an employee's initial employment, he or she may be granted options to purchase an additional 1,000,000 shares. The Shareholders are being asked to confirm these share limitations and to ratify the Plan in its entirety now that the Company has completed its initial public offering. The foregoing grant limitations will be adjusted proportionately in the event that the Company's capitalization changes and are intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

  The essential terms of the Plan, as amended, are summarized as follows:

Purpose

  The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

Administration

  The Plan provides for administration by the board of directors of the Company or by a committee of the board of directors. The Plan is currently being administered by the Compensation Committee of the board of directors. The board of directors or the committee appointed to administer the Plan are referred to in this description as the "Administrator." No member of the board of directors who is either presently eligible or who has been eligible at any time within the preceding year to participate in the Plan may vote on any option to be granted to himself or herself or take part in any consideration of the Plan as it applies to himself or herself, however, such members of the board of directors may vote on any other matters affecting the administration of the Plan. The interpretation and construction of any provision of the Plan by the Administrator is final and conclusive. Members of the board of directors receive no compensation for their services in connection with the administration of the Plan.

Eligibility

  The Plan provides that options may be granted to employees, including officers and employee directors, and consultants of the Company or any of its designated subsidiaries. Incentive stock options may be granted only to employees, including officers and employee directors. The Compensation Committee recommends guidelines to the board of directors and the board of directors selects the optionees and determines the number of shares to be subject to each option. In making such determination, the board of directors takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Plan provides for a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time in any one calendar year.

Terms of Options

  Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is subject to the following additional terms and conditions:

    (1) Exercise of the Option: An option is considered exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and the stock option agreement under the Plan.

    Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. An option may not be exercised for a fraction of a share.

    (2) Option Price: The option price under the Plan is determined by the Administrator, but, in the case of an Incentive Stock Option granted to (i) an employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price shall be no less than 110% of the fair market value per share of the Company's Common Stock on the date the option is granted and
  (ii) any other employee, in no event shall it be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value is defined as the closing price per share of the Common Stock on the last market trading day prior to the date of grant as reported on the Nasdaq National Market.

    (3) Termination of Employment: The Plan provides that if the optionee's status as an employee or consultant of the Company is terminated for any reason, other than death or disability, options may be exercised not later than the time specified in the option agreement or, if no time is specified, three months after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

    (4) Death: If an optionee should die while an employee or a consultant of the Company, options may be exercised within such period as specified in the option agreement, but in no event later than the term specified in the notice of grant. In the absence of a specified time, the option remains exercisable for twelve months, but only to the extent that the optionee would have been entitled to exercise the option as of the date of death.

    (5) Disability: If the optionee ceases to be an employee or consultant as a result of total or permanent disability, options may be exercised within such period as specified in the option agreement, but in no event later than the term specified in the notice of grant. In the absence of a specified time, the option remains exercisable for twelve months, but only to the extent the optionee would have been entitled to exercise the option as of the date of termination.

    (6) Termination of Options: Options granted under the Plan have a term as determined by the Administrator upon the grant of the options. The term shall be no more than ten years from the date of grant in the case of an incentive stock option. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

    (7) Nontransferability of Options: Unless otherwise determined by the Administrator, an option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (8) Rights Upon Exercise: Until an option has been properly exercised, that is, proper written notice and full payment have been received by the Company, and a stock certificate evidencing the option shares has been issued, no rights to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option.

    (9) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

Adjustment upon Changes in Capitalization

  In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action. The board of directors may, in its sole discretion, fix a date for termination of the option and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, all outstanding options shall be assumed or an equivalent option substituted by the successor corporation. If the option is not assumed or substituted, the optionee shall have the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which it would not otherwise be exercisable. In such event, the board of directors shall notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option shall terminate upon the expiration of such period.

Amendment and Termination

  The board of directors may amend the Plan at any time or may terminate it without approval of the shareholders, provided, however, that shareholder approval is required to the extent necessary and desirable to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code. However, no action by the board of directors or the Shareholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in April 2010.

Tax Information

  Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Plan

  The grant of options under the Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to recommendation by the Compensation Committee and approval by the board of directors. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The table of options grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information with respect to the grant of options to certain of the named executive officers during 2000. Information regarding options granted to nonemployee directors pursuant to the 2000 Director Option Plan during 2000 is set forth under the heading "Compensation of Directors." During 2000 all current executive officers as a group and all other employees as a group received options to purchase no shares and 94,000 shares, respectively, pursuant to the Plan. As of December 31, 2000, eleven (11) employees were granted options pursuant to the Plan.


 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE TERMS OF THE PLAN.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                          SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") of the Company for 2000 for services rendered in all capacities to the Company for the years indicated.

                                                                   Long-Term
                                                                  Compensation
                                                                     Awards
                                                                  ------------
                                        Annual                     Number of
                                     Compensation                  Securities
                                   ----------------- Other Annual  Underlying
  Name and Principal                Salary           Compensation   Options
       Position        Fiscal Year   ($)    Bonus($)     ($)         (#)(1)
  ------------------   ----------- -------- -------- ------------ ------------
Bernard Aronson.......    2000     $232,708 $   --      $6,442          --
  President, Chief
   Executive Officer      1999      207,494  50,000        262      266,666
  and Director

Kenneth S. McElvain...    2000     $241,152   4,500      5,290          --
  Chief Technology
   Officer, Vice
   President              1999      178,429     --         262          --
  and Director

Andrew Haines.........    2000     $187,500  10,000      8,423          --
  Vice President of
   Marketing              1999      166,586     --         262          --

Robert J. Erickson....    2000     $204,602     --       8,459       33,333
  Vice President of
   Engineering            1999      190,398     --         262       83,333

Gary Meyers (2).......    2000      219,247  98,916      8,461       33,333
  Vice President of
   Worldwide Sales        1999      121,365  99,087        262      166,665

--------
(1) These shares are subject to exercise under stock options granted under the Company's 1995 Stock Option Plan. See "-- Option Grants in Last Fiscal Year."

(2) The amounts in the column titled "Bonus" represent sales commissions.

(3) The amounts in the column entitled "Other Annual Compensation" represent premiums for health, dental and life insurance paid by the Company.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table provides information relating to stock options awarded to each of the Named Executive Officers during 2000. All such options were awarded under the Company's 1995 Stock Plan.

                                                                                     Potential
                                            Individual Grants                    Realizable Value
                         ------------------------------------------------------- At Assumed Rates
                           Number of     Percent of                               of Stock Price
                           Securities   Total Options                            Appreciation for
                           Underlying    Granted to      Exercise                 Option Term(1)
                            Options     Employees in     Price Per    Expiration -----------------
          Name           Granted (#)(2)   2000 (%)    Share ($)(3)(4)    Date     5% ($)  10% ($)
          ----           -------------- ------------- --------------- ---------- -------- --------
Bernard Aronson.........        --            --           $ --             --   $    --  $    --


Kenneth S. McElvain.....        --            --             --             --        --       --

Andrew Haines...........        --            --             --             --        --       --

Robert J. Erickson......     33,333         1.71%           5.40      2/18/2010   434,368  691,658

Gary Meyers.............     33,333         1.71%           5.40      2/18/2010   434,368  691,658

--------
(1) The potential realizable values assume that the initial public offering price of the Company's Common Stock ($8.00 per share) was the fair market value of the Common Stock on the date of grant. They are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future price growth.

(2) Options may be immediately exercisable subject to the Company's right of repurchase with approval of the board of directors of the Company. The Company's right of repurchase lapses at the rate of 1/4th of the shares subject to the option on the first anniversary of the date of grant and as to 1/48th per month thereafter.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and the stock option agreement under the Plan.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during 2000 and the value of stock options held as of December 31, 2000 by the Named Executive Officers.

                                                          Number of Securities Underlying    Value of Unexercised
                                                              Unexercised Options at        In-the-Money Options at
                                                                 December 31, 2000         December 31, 2000 ($)(2)
                         Shares Acquired      Value      --------------------------------- -------------------------
          Name           on Exercise (#) Realized (#)(1) Exercisable (#) Unexercisable (#) Exercisable Unexercisable
          ----           --------------- --------------- --------------- ----------------- ----------- -------------
Bernard Aronson.........        --           $   --              --           266,666      $      --    $2,866,660

Kenneth S. McElvain.....        --               --              --               --              --           --

Andrew Haines...........        --               --          119,612           98,166       1,697,557    1,097,559

Robert J. Erickson......        --               --              --           116,666             --     1,199,160

Gary Meyers.............     46,833          224,140           9,388          164,610         108,619    1,768,572

--------
(1) Fair market value of the Company's Common Stock as of the date of exercise minus the exercise price.

(2) Fair market value is the closing sale price of the Company's Common Stock as of December 29, 2000 ($14.50) as reported on the Nasdaq National Market minus the exercise price.

Employment Contracts and Change-in-Control Arrangements

  In November 1996, the Company entered into an employment agreement with Andrew Haines, Vice President of Marketing. Pursuant to the agreement, Mr. Haines received an initial annual salary of $150,000. In addition, Mr. Haines received options to purchase 226,666 shares of the Company's Common Stock pursuant to the Company's employee stock plan, 25% of which vest after one year and 1/48th of which vest every month thereafter; except that an additional 12 months of options will vest if Mr. Haines' employment is terminated without cause within six months after change of control of the Company. Furthermore, if Mr. Haines' employment is terminated for any reason independent of a change of control, the Company will pay Mr. Haines 70% of his salary for three months of continued service. Pursuant to the agreement, continued service is defined as a ten-hour week.

  In June 1997, the Company entered into an employment agreement with Bernard Aronson, Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Aronson received an initial annual salary of $165,000 and was eligible for an incentive-based performance bonus of $50,000. In 1999, the board of directors increased Mr. Aronson's salary and eliminated his incentive-based performance bonus. In addition, upon joining the Company in 1997, Mr. Aronson received options to purchase six percent of the fully diluted outstanding shares of the Company as calculated on the day before his first day of employment, 25% of which vested after one year and 1/48th of the which vest every month thereafter; except that 100% of the option shares will vest if Mr. Aronson's employment is terminated or constructively terminated without cause within six months after a change in control of the Company. Pursuant to the terms of the agreement, a change in control is defined as:

  .  a sale of all or substantially all of our assets or outstanding shares;
     or

  . a merger with any other corporation, as a result of which the Company's shareholders do not own more than 50% of the surviving entity.

  Furthermore, Mr. Aronson received options to purchase an additional one and one-half percent of the fully diluted outstanding shares of the Company as calculated on the day before Mr. Aronson's first day of employment, 100% of which vest upon the fifth anniversary of his employment; provided, however, that 100% of the option shares have vested upon the effective date of the Company's initial public offering.

  In April 1998, the Company entered into an employment agreement with Robert Erickson, Vice President of Engineering. Pursuant to the agreement, Mr. Erickson received an initial annual salary of $180,000. In addition, Mr. Erickson received options to purchase 173,332 shares of the Company's Common Stock pursuant to the Company's employee stock plan, 25% of which vest after one year and 1/48th of which vest every month thereafter; except that an additional 12 months of options will vest if Mr. Erickson's employment is terminated or constructively terminated without cause within 12 months after a change in control of the Company. Furthermore, if Mr. Erickson's employment is terminated without cause independent of any change in control, the Company will pay Mr. Erickson a lump sum of six months' additional base salary.

  In October 1998, the Company entered into an employment agreement with Douglas Miller, Vice President of Finance and Chief Financial Officer. Pursuant to the agreement, Mr. Miller received an initial annual salary of $150,000. In addition, Mr. Miller received options to purchase 166,666 shares of the Company's Common Stock pursuant to the Company's employee stock plan, 25% of which vest after one year and 1/48th of which vest every month thereafter; except that an additional twenty-four months of options will vest if Mr. Miller's employment is terminated or constructively terminated without cause 12 months after a change in control of the Company. Furthermore, if Mr. Miller's employment is terminated without cause independent of any change in control, the Company will pay Mr. Miller a lump sum of six month's additional base salary.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  During 2000 the Company's executive compensation program was approved by the board of directors. The following is the report of the Compensation Committee with respect to the compensation paid to the Company's Named Executive Officers during 2000. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

 Compensation Philosophy

  The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program, therefore, is to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and
(iii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

  The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Base salaries in fiscal 2000 were established by the Compensation Committee based upon an executive's job responsibilities, level of experience, individual performance and contribution to the business. No specific formula was applied to determine the weight of each factor.

  In addition to base salary, the Company occasionally pays bonuses to its executive officers, although the Company does not have a formal bonus plan. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

  The Company provides long-term incentives through its 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals.

  During fiscal 2000, the compensation of Bernard Aronson, the Company's President and Chief Executive Officer, consisted of base salary of $232,708. The Compensation Committee of the board of directors of the Company reviewed the Chief Executive Officer's salary at the end of the prior calendar year using the same criteria and policies as are employed for the other executive officers.

Section 162(m)

  The board of directors has considered the potential future effects of
Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

  Respectfully submitted by:

  The Compensation Committee

    Prahbu Goel
    Kevin G. Hall
    Scott J. Stallard

Certain Transactions

 Stock Issuances to our Directors, Officers and Principal Shareholders

  In January 2000, the Company sold 53,333 shares of common stock upon the exercise of an option to each of Prabhu Goel and Kevin G. Hall at the per share price of $5.10 per share. In addition, the Company issued 771,929 shares of Series C Preferred Stock at a per share price of $7.13 for aggregate proceeds of approximately $5.5 million on March 31, 2000. The Company's Series C Preferred Stock was automatically converted into Common Stock on the closing of the Company's initial public offering on October 12, 2000.

  Listed below are those persons who participated in the Company's Series C Preferred Stock financing, who are the Company's executive officers, directors or shareholders who beneficially own 5% or more of the Company's securities.

          Shareholder         Series C Preferred Stock Aggregate Consideration
          -----------         ------------------------ -----------------------
   Andreas Bechtolsheim......         180,000                $1,283,400
   Prabhu Goel...............          98,161                   699,888
   Kevin G. Hall.............          52,838                   376,735
   Norwest Venture Partners
    entities.................          70,176                   500,355

  The entities listed above as Norwest Venture Partners entities include Itasca VC Partners VII, LLP, its general partner, and Norwest Venture Capital Management. Mr. Hall, one of our directors, is a limited partner of Itasca VC Partners VII, LLP. Mr. Hall disclaims beneficial ownership of the shares held by each entity, except to the extent of his pecuniary interest therein.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq National Market, U.S. Index and the Nasdaq National Market, Semiconductor Design Software Index for the period commencing October 12, 2000 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending on December 29, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

              COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN(/1/)
                   AMONG SYNPLICITY, INC., THE S&P 500 INDEX
                      AND THE S&P TECHNOLOGY SECTOR INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                   10/12/2000               12/29/2000
SYNPLICITY, INC.                   $100.00                  $181.25
S&P 500                            $100.00                  $ 92.17
S&P TECHNOLOGY SECTOR              $100.00                  $ 67.55

--------
(1) The graph assumes that $100 was invested on October 12, 2000 in the Company's Common Stock, in the S&P 500 Index and in the S&P Technology Sector Index and that all dividends were reinvested. No dividends have been declared or paid in the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

  The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 2000, except as described below, all executive officers, directors and greater than ten percent shareholders complied with all applicable filing requirements. One of the Company's directors, Kevin G. Hall, failed to timely file a Form 4 reporting a purchase of Common Stock of the Company on the open market on November 30, 2000.

Other Matters

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 13, 2001

                                                                      Exhibit A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF SYNPLICITY, INC.

Purpose:

  The Audit Committee will provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to the corporate accounting and reporting practices of Synplicity, Inc. (the "Company") and the quality and integrity of financial reports of the Company.

  The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the external audits and any internal audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

  In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

Scope & Policy:

  Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

Membership:

  The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

  1. Each member will be an independent director, as defined in NASDAQ Rule
     4200;

  2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

  Note: The Audit Committee shall initially be comprised of two members with the third member to be added no later than June 2001.

Responsibilities:

  Specific responsibilities of the Audit Committee shall include:

   1. Discuss with the auditors their independence from management and the Company and the matters included in the written disclosures from the auditors as required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval. The Audit Committee shall also consider the results of the independent auditors' peer review which is conducted every three years;

   2. Annually discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and related fees. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination;

   3. Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors. This review should include discussion of any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

   4. Reviewing before release, and recommending to the Board of Directors for inclusion in the Company's Annual Report on Form 10-K, the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations. Such review shall include judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

   5. Ensuring that the Company's independent auditors perform a review the Company's interim financial statements to be included in its Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews. The Audit Committee shall review the unaudited quarterly operating results in the Company's quarterly earnings release with management prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review;

   6. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor's services and audit committee members and activities;

   7. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

   8. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

   9. Reviewing related party transactions for potential conflicts of interest;

  10. Review and reassess the charter at least annually and obtain the approval of the Board of Directors;

  11. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
      Schedule 14A; and

  12. Performing other oversight functions as requested by the full Board of Directors including instituting special investigations as necessary and, if appropriate, hiring special counsel or experts to assist.

  In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

Meetings:

  The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

  The Chief Executive Officer, Chief Financial Officer and the independent auditors shall be invited to attend appropriate portions of all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

Minutes:

  The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

  The Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter on at least an annual basis.

                                                                      Exhibit B

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board (the "Committee") reviews and evaluates the Company's accounting principles and its system of internal accounting controls. It also recommends the appointment of the Company's independent auditors and approves the services performed by the auditors. The members of the Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards.

  The Committee received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee also reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

  The Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

  The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management had the responsibility for the preparation of the Company's financial statements and the independent auditors had the responsibility for the examination of those statements.

  Based on the above review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors, and the Board concurred in such recommendation.

  Submitted by the Audit Committee of the Company's Board of Directors.

                                          Prahbu Goel
                                          Kevin G. Hall
                                          Scott Stallard

                                                                     EXHIBIT C

                              SYNPLICITY, INC.
                           2000 STOCK OPTION PLAN


     1.  Purposes of the Plan.  The purposes of this Stock Option Plan are to
         --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

         (a)  "Administrator" means the Board or any of its Committees appointed
               -------------
in accordance with Section 4 hereof.

         (b)  "Applicable Laws" means the requirements relating to the
              -----------------
administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

         (c)  "Board" means the Board of Directors of the Company.
               -----

         (d)  "Code" means the Internal Revenue Code of 1986, as amended.
               ----

         (e)  "Committee" means a committee of Directors appointed by the Board
               ---------
in accordance with Section 4 hereof.

         (f)  "Common Stock" means the Common Stock of the Company.
               ------------

         (g)  "Company" means Synplicity, Inc., a California corporation.
               -------

         (h)  "Consultant" means any person who is engaged by the Company or any
               ----------
Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for such services, including a Director.

         (i)  "Director" means a member of the Board of Directors of the
               --------
Company.

         (j)  "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive

Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (k)  "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

         (l)  "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (m)  "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code.

         (n)  "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

         (o)  "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (p)  "Option" means a stock option granted pursuant to the Plan.
               ------

         (q)  "Option Agreement" means a written or electronic agreement between
               ----------------
the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (r)  "Option Exchange Program" means a program whereby outstanding
               -----------------------
Options are exchanged for Options with a lower exercise price.

         (s)  "Optioned Stock" means the Common Stock subject to an Option.
               --------------

         (t)  "Optionee" means the holder of an outstanding Option granted under
               --------
the Plan.

         (u)  "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

         (v)  "Plan" means this 2000 Stock Option Plan.
               ----

         (w)  "Service Provider" means an Employee, Director or Consultant.
               ----------------

         (x)  "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 12 below.

         (y)  "Subsidiary" means a "subsidiary corporation," whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.  Stock Subject to the Plan.  Subject to the provisions of Section 12 of
         -------------------------
the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 4,000,000 Shares, together with an annual increase in the number of shares of Common Stock reserved for issuance hereunder on the first day of the Company's fiscal year, beginning with January 1, 2001, equal to the lesser of (i) 3,500,000 shares, (ii) five percent (5.0%) of the outstanding shares of the Company as of the last day of the prior fiscal year or (iii) such amount as determined by the Board of Directors. The Shares may be authorized but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.  Administration of the Plan.
         --------------------------

         (a)   Procedure.
               ---------

               (i)   Multiple Administrative Bodies.  The Plan may be
                     ------------------------------
administered by different Committees with respect to different groups of Employees and Consultants.

               (ii)  Section 162(m).  To the extent that the Administrator
                     --------------
determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3.  To the extent desirable to qualify
                     ----------
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv)  Other Administration.  Other than as provided above, the
                     --------------------
Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

          (b)  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

               (i)    to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

               (iii) to determine the number of Shares to be covered by each such award granted hereunder;

               (iv)   to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

               (viii) to initiate an Option Exchange Program;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

              (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

              (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c)  Effect of Administrator's Decision.  All decisions,
              ----------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5.  Eligibility.
         -----------

         (a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (c) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

         (d) Upon the Company, or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act, or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants to options to Service Providers:

              (i) No Employee shall be granted in any fiscal year, Options to purchase more than 1,500,000 Shares.

              (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the amount set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted appropriately in connection with any change in the Company's capitalization as described in
Section 11.

              (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6.  Term of Plan.  The Plan shall become effective upon its adoption by the
         ------------
Board; provided, however, the Plan shall not become effective until the effective date of the Company's initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7.  Term of Option.  The term of each Option shall be stated in the Option
         --------------
Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     8.  Option Exercise Price and Consideration.
         ---------------------------------------

         (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option

                   (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                   (B) granted to any other Service Provider, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.  Exercise of Option.
         ------------------

         (a)  Procedure for Exercise; Rights as a Stockholder.  Any Option
              -----------------------------------------------
granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

         An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b)  Termination of Relationship as a Service Provider.  If an Optionee
              -------------------------------------------------
ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (c)  Disability of Optionee.  If an Optionee ceases to be a Service
              ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d)  Death of Optionee.  If an Optionee dies while a Service Provider,
              -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (e)  Buyout Provisions.  The Administrator may at any time offer to buy
              -----------------
out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    10.  Non-Transferability of Options.  Options may not be sold, pledged,
         ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    11.  Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
         ----------------------------------------------------------------

         (a)  Changes in Capitalization.  Subject to any required action by the
              -------------------------
Stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b)  Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

         (c)  Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each

Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     12.  Time of Granting Options and Stock Purchase Rights.  The date of grant
          --------------------------------------------------
of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may at any time amend,
               -------------------------
alter, suspend or terminate the Plan.

          (b)  Stockholder Approval.  The Board shall obtain stockholder
               --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination.  No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     14.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance.  Shares shall not be issued pursuant to the
               ----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations.  As a condition to the exercise of an
               --------------------------
Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     15.  Inability to Obtain Authority.  The inability of the Company to obtain
          -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17.  Shareholder Approval.  The Plan shall be subject to approval by the
          --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.


                --------------------------------------------------------------------------------
                                           YOUR VOTE IS IMPORTANT.

                           IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU
                           ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS
                           PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
                --------------------------------------------------------------------------------



                                                 DETACH HERE



[X] Please mark
    vote as in
    this example.

  1.  To elect six (6) directors to serve until the next Annual Meeting of
      Shareholders or until their successors are duly elected and qualified.
                                                                                                             FOR   AGAINST  ABSTAIN
      Nominees: (01) Bernard Aronson, (02) Prabhu Goel,           2.  To ratify the appointment of Ernst &   [_]     [_]      [_]
                (03) Kevin Hall, (04) Kenneth McElvain,               Young LLP as independent auditors
                (05) Scott Stallard, (06) Alisa Yaffa.                of the Company for the fiscal year
                                                                      ending December 31, 2001.
          FOR       [_]        [_]    WITHHELD
          ALL                         FROM ALL
        NOMINEES                      NOMINEES
                                                                                                             FOR   AGAINST  ABSTAIN
                                                                  3.  To ratify the terms of the 2000 stock  [_]     [_]      [_]
                                                                      Option Plan, including but not
  [_]                                                                 limited to, for purposes of Section
     --------------------------------------                           162(m) of the Internal Revenue
     For all nominees except as noted above                           Code of 1986, as amended.

                                                                  To transact such other business as may properly come before the
                                                                  Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

                                                                            MARK HERE                            MARK HERE
                                                                           FOR ADDRESS  [_]                     IF YOU PLAN  [_]
                                                                            CHANGE AND                           TO ATTEND
                                                                           NOTE AT LEFT                         THE MEETING

                                                                  Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.



Signature:                                  Date:                   Signature:                                    Date:
          -------------------------------        ----------------              -------------------------------         -------------


                                  DETACH HERE


                                     PROXY


                               SYNPLICITY, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 7, 2001


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of SYNPLICITY, INC. (the "Company"), a California corporation, will be held on May 7, 2001 at 10:00 a.m. Pacific Time, at 935 Stewart Drive, Sunnyvale, CA 94085, for the purposes set forth on the reverse side.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 12, 2001 are entitled to notice of and to vote at the meeting.

        All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return this Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.


------------                                                        ------------
SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED  AND TO BE SIGNED ON REVERSE SIDE          SIDE
------------                                                        ------------